UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 9, 2017

Silver Bay Realty Trust Corp.

(TAH Acquisition Holdings LLC as successor by merger to Silver Bay Realty Trust Corp.)

(Exact name of registrant as specified in its charter)

Maryland	001-35760	90-0867250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3300 Fernbrook Lane North, Suite 210 Plymouth, MN 55447
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:   (952) 358-4400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Introduction

As previously disclosed, Silver Bay Realty Trust Corp., a Maryland corporation (the “Company”), Silver Bay Management LLC, a Delaware limited liability company (“Company GP”), and Silver Bay Operating Partnership L.P., a Delaware limited partnership, entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Tricon Capital Group, Inc., a company incorporated under the laws of the Province of Ontario, TAH Acquisition Holdings LLC, a Delaware limited liability company (“Parent”), and TAH Acquisition LP, a Delaware limited partnership (“Parent LP”). Pursuant to the Merger Agreement, on May 9, 2017 (the “Closing Date”) the Company merged with and into Parent, with Parent continuing as the surviving entity (the “Merger”).

Item 1.02.  Termination of a Material Definitive Agreement.

On the Closing Date, in connection with the Merger, the Company terminated (i) the Amended and Restated Revolving Credit Agreement, dated as of February 18, 2015, among Company LP, several property owners party thereto, SB Financing Trust Owner LLC, U.S. Bank National Association, Bank of America, National Association, JPMorgan Chase Bank, National Association and the lender parties thereto, and (ii) the Loan Agreement, dated as of August 12, 2014, between SBY 2014-1 Borrower LLC and JPMorgan Chase Bank, National Association and, in each case, concurrently repaid all advances and other obligations outstanding thereunder.

Also effective as of the Closing Date, in connection with the Merger, the Company terminated its 2012 Equity Incentive Plan (as amended).

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On the Closing Date, Parent completed the acquisition of the Company through the Merger. At the effective time of the Merger, (i) each share of the Company’s common stock, par value $0.01 per share (the “Common Stock”) (other than shares of Common Stock held by any Parent Party or any subsidiary thereof or any wholly-owned subsidiary of the Company) issued and outstanding as of immediately prior to the effective time of the Merger was cancelled and converted into the right to receive an amount in cash equal to $21.50, without interest (the “Merger Consideration”), subject to any applicable withholding tax and (ii) each share of the Company’s 10% cumulative redeemable preferred stock, par value $0.01 per share (the “Preferred Stock”), issued and outstanding as of immediately prior to the effective time of the Merger was cancelled and converted into the right to receive an amount in cash equal to $1,000.00 per share, plus an amount equal to all dividends accrued and unpaid on such shares of Preferred Stock immediately prior to the effective time of the Merger, without interest (the “Preferred Merger Consideration”), subject to any applicable withholding tax.  In addition, on the Closing Date, Parent LP merged with and into Company LP, with Company LP being the surviving entity (the “Partnership Merger”).

In addition, at the effective time of the Merger, any issuance and forfeiture conditions or other restrictions on any shares of Common Stock subject to restricted stock awards were deemed satisfied in full, and such shares of Common Stock became entitled to receive the Merger Consideration.  At the effective time of the Merger, each outstanding performance restricted stock unit that was subject to performance based vesting criteria representing the right to receive Common Stock (the “Company PSUs”) vested in accordance with the terms thereof (including all aggregate restricted stock units granted as “dividend equivalents” that were subject to the same vesting conditions as the Company PSUs (the “Company DER Units”)) and were cancelled and converted into the right to receive an amount in cash, without interest and subject to any applicable withholding tax, equal to the product obtained by multiplying (i) the number of shares of Common Stock subject to such Company PSU as of immediately prior to the effective time of the Merger, after taking into account the vesting in connection with the Merger, by (ii) the Merger Consideration.

The descriptions of the Merger and the Partnership Merger set forth above does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed by the Company as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on February 27, 2017, which is incorporated herein by reference.

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introduction and under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the closing of the Merger, the Company notified the New York Stock Exchange (“NYSE”) on the Closing Date that the Certificate of Merger had been filed with the State of Delaware, that the Articles of Merger had been filed with the State of Maryland and that, at the effective time of the Merger, each outstanding share of Common Stock was cancelled and converted into the right to receive the Merger Consideration, subject to the terms of the Merger Agreement. The Company requested that the NYSE delist its Common Stock on the Closing Date, and as a result, trading of the Common Stock on the NYSE was suspended prior to the opening of the NYSE on the Closing Date. The Company also requested that the NYSE file a notification of removal from listing and registration on Form 25 with the SEC to effect the delisting of its Common Stock from the NYSE and the deregistration of the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Company intends to file with the SEC a Form 15 requesting the termination of registration of the Common Stock under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.  Material Modification to Rights of Security Holders.

The information set forth in the Introduction and under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Upon the effective time of the Merger, each holder of shares of Common Stock issued and outstanding immediately prior to the effective time of the Merger ceased to have any rights as a stockholder of the Company (other than the right (except in the case of excluded shares) to receive the Merger Consideration).

Item 5.01.  Changes in Control of Company.

The information set forth in the Introduction and under Item 2.01 is incorporated herein by reference.

On the Closing Date, as a result of the Merger, a change in control of the Company occurred. The transaction resulted in the payment of approximately $808 million in cash merger consideration.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors

In connection with the closing of the Merger, each of the eight directors of the Company as of immediately prior to the effective time of the Merger (Thomas W. Brock, Daryl J. Carter, Tanuja M. Dehne, Stephen G. Kasnet, Irvin R. Kessler, Thomas E. Siering, W. Reid Sanders and Mark Weld) resigned as directors of the Company effective as of immediately prior to the completion of the Merger and are no longer directors of the Company (or any subsidiary thereof).

Officers

Thomas W. Brock, Lawrence B. Shapiro, Griffin P. Wetmore, Julie M. Ellis and Daniel J. Buechler each resigned from their respective positions and will remain at the Company in a transitional capacity for a defined period after the closing of the Merger. Each will be entitled to receive the separation benefits under their existing severance and change in control agreements in connection with the transaction at a later date.

Item 9.01              Financial Statements and Exhibits

(d) Exhibits.

Item No.	Description
2.1

Agreement and Plan of Merger, dated as of February 27, 2017, by and among Tricon Capital Group, Inc., TAH Acquisition Holdings LLC, TAH Acquisition LP, Silver Bay Realty Trust Corp., Silver Bay Management LLC and Silver Bay Operating Partnership L.P. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on February 27, 2017).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, TAH Acquisition Holdings LLC (as successor by merger to the registrant) has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAH ACQUISITION HOLDINGS LLC (as successor by merger to Silver Bay Realty Trust Corp.)

	By:	/s/ David Veneziano
David Veneziano

Vice President, General Counsel and Secretary

Date: May 9, 2017

Exhibit Index

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of February 27, 2017, by and among Tricon Capital Group, Inc., TAH Acquisition Holdings LLC, TAH Acquisition LP, Silver Bay Realty Trust Corp., Silver Bay Management LLC and Silver Bay Operating Partnership L.P. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on February 27, 2017).